Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

____ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

ENTERPRISE PRODUCTS OPERATING LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	26-0430539 (I.R.S. Employer Identification No.)
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
713-381-6500
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

DEBT SECURITIES

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

STATE OR OTHER
EXACT NAME OF ADDITIONAL	JURISDICTION OF
REGISTRANT AS SPECIFIED	INCORPORATION OR	IRS EMPLOYEE
IN ITS CHARTER	ORGANIZATION	IDENTIFICATION NO.

ENTERPRISE PRODUCTS PARTNERS L.P.	DELAWARE	76-0568219
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
713-381-6500
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Subsidiary Gurantors Principal Executive Offices)
Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. ****

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.
* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.
**** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 99.2 to the Form T-3A dated November 22, 2006 of Satelites Mexicanos S.A. de C.V. file number 022-28822.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 24TH day of August, 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6
August 24, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,030
Interest-bearing balances		1,428
Securities:
Held-to-maturity securities		0
Available-for-sale securities		65,310
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,864
Securities purchased under agreements to resell		1,160
Loans and lease financing receivables:
Loans and leases held for sale		21,153
Loans and leases, net of unearned income	263,595
LESS: Allowance for loan and lease losses	2,526
Loans and leases, net of unearned income and allowance		261,069
Trading Assets		4,809
Premises and fixed assets (including capitalized leases)		4,197
Other real estate owned		754
Investments in unconsolidated subsidiaries and associated companies		402
Intangible assets
Goodwill		9,231
Other intangible assets		19,954
Other assets		19,363

Total assets		$428,724

LIABILITIES
Deposits:
In domestic offices		$263,665
Noninterest-bearing	70,876
Interest-bearing	192,789
In foreign offices, Edge and Agreement subsidiaries, and IBFs		48,659
Noninterest-bearing	6
Interest-bearing	48,653
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,136
Securities sold under agreements to repurchase		6,375

Dollar Amounts
In Millions

Trading liabilities	2,695
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	27,804
Subordinated notes and debentures	10,140
Other liabilities	20,533

Total liabilities	$390,007

Minority interest in consolidated subsidiaries	62

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	13,469
Accumulated other comprehensive income	(85)
Other equity capital components	0

Total equity capital	38,655

Total liabilities, minority interest, and equity capital	$428,724

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Dave Hoyt